Exhibit 99.1

TransDigm Group Reports Fiscal 2013 Third Quarter Results

Cleveland, Ohio, August 6, 2013/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the third quarter ended June 29, 2013.

Highlights for the third quarter include:

•	Net sales of $488.6 million, up 5.8% from $461.7 million;

•	EBITDA As Defined of $231.9 million, up 7.0% from $216.7 million;

•	Net income of $76.7 million, down 15.2% from $90.4 million;

•	Earnings per share of $0.71, down 57.7% from $1.68; and

•	Adjusted earnings per share of $1.89, up 0.5% from $1.88.

Net sales for the quarter rose 5.8% to $488.6 million from $461.7 million in the comparable quarter a year ago. Organic net sales growth of 4.5% was driven by an increase in sales over the prior year in commercial OEM and defense sales. The favorable contribution from the acquisitions of Arkwin, Aerosonic and Aero-Instruments accounted for the balance of the sales increase.

Net income for the quarter decreased 15.2% to $76.7 million, or $0.71 per share, compared with $90.4 million, or $1.68 per share, in the comparable quarter a year ago. Earnings per share were reduced by $0.70 per share representing dividend equivalent payments of $38 million related to the accelerated vesting of 2.4 million stock options under the “market sweep” provision for all options granted prior to October 1, 2011. The decrease in net income reflects non-cash compensation costs of $21.3 million, net of tax, or $0.39 per share relating to the accelerated vesting of stock options and higher interest expense due to an increase in the level of outstanding borrowings. The comparable quarter a year ago reflected non-cash compensation costs of $4.1 million, net of tax, or $0.08 per share. The decrease in net income during the quarter is partially offset by the growth in net sales described above.

Adjusted net income for the quarter rose 1.9% to $103.1 million, or $1.89 per share, from $101.2 million, or $1.88 per share, in the comparable quarter a year ago.

EBITDA for the quarter decreased 5.3% to $192.8 million from $203.5 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 7.0% to $231.9 million compared with $216.7 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 47.5%.

“Overall we see positive signs in our third quarter results,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Our sales and bookings results in the quarter may have begun to indicate an inflection point for recovery in the commercial aftermarket. Though too soon to tell with certainty, we are hopeful this trend will continue. In addition, our organic commercial OEM and defense revenues continued to perform better than originally anticipated. Our third quarter EBITDA As Defined margin remained strong at 47.5%, in spite of both acquisition and ongoing unfavorable sales mix dilution.”

Year-to-Date Results

Net sales for the thirty-nine week period ended June 29, 2013 rose 11.9% to $1,384.7 million from $1,237.6 million in the comparable period last year. The favorable contribution from the acquisitions of Harco, AmSafe, Aero-Instruments, Arkwin and Aerosonic, accounted for $127.6 million of the increase in net sales during the period. Organic net sales growth was 2.7%.

Net income for the thirty-nine week period decreased 7.7% to $218.8 million, or $2.62 per share, compared with $237.1 million, or $4.34 per share. Earnings per share were reduced by $1.40 per share representing dividend equivalent payments of $76 million. The decrease in net income primarily reflects higher interest expense due to an increase in the level of outstanding borrowings, one-time costs attributable to the refinancing of our senior secured credit facility in February 2013 of $20.4 million, net of tax, or $0.38 per share and additional non-cash compensation cost recorded in June 2013 relating to the accelerated vesting of stock options. The non-cash compensation cost for the thirty-nine week period ended June 30, 2013 was $31.0 million, net of tax, or $0.57 per share compared to $9.7 million, net of tax, or $0.18 per share in the prior year. The decrease in net income during the period is partially offset by the growth in net sales described above and lower acquisition-related costs.

Earnings per share for the thirty-nine week period ended June 30, 2012 were reduced by $0.06 per share representing dividend equivalent payments.

Adjusted net income for the thirty-nine week period rose 5.1% to $280.4 million, or $5.15 per share, from $266.7 million, or $4.95 per share, in the comparable period a year ago.

EBITDA for the thirty-nine week period increased 0.8% to $563.2 million from $559.0 million for the comparable period a year ago. EBITDA As Defined for the period increased 9.8% to $652.1 million compared with $593.9 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 47.1%.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2013 Outlook

Mr. Howley continued, “We have been busy with acquisition and capital market activity in the last quarter. The Company is revising the full year fiscal 2013 guidance to reflect the recent acquisitions of Arkwin, GE Whippany and Aerosonic; additional interest related to the $1.4 billion of new debt financed to pay a $22 dividend; the impact of the accelerated vesting of 2.4 million stock options; performance experienced to date and fiscal fourth quarter expectations.”

The Company is adjusting full year fiscal 2013 guidance, which assumes no additional acquisitions, as follows:

•	Net sales are anticipated to be in the range of $1,907 million to $1,927 million (previously in the range of $1,840 million to $1,880 million) compared with $1,700 million in fiscal 2012;

•	EBITDA As Defined is anticipated to be in the range of $890 million to $900 million (previously in the range of $878 million to $898 million) compared with $809 million in fiscal 2012;

•	Net income is anticipated to be in the range of $297 million to $303 million (previously in the range of $326 million to $338 million) compared with $325 million in fiscal 2012;

•

Earnings per share are expected to be in the range of $2.28 to $2.40 per share based upon weighted average shares outstanding of 55.1million (previously in the range of $5.29 to $5.51 per share) compared with $5.97 per share in fiscal 2012; and

•	Adjusted earnings per share are expected to be in the range of $6.74 to $6.86 per share (previously in the range of $6.83 to $7.05 per share) compared with $6.67 per share in fiscal 2012.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on August 6, 2013, beginning at 11:00 a.m., Eastern Time. To join the call, dial (877) 474-9504 and enter the pass code 26753913. International callers should dial (857) 244-7557 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 15083242. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2013 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact: Liza Sabol

   Investor Relations

   (216) 706-2945

   ir@transdigm.com

TRANSDIGM GROUP INCORPORATED	Table 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED
JUNE 29, 2013 AND JUNE 30, 2012
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012
NET SALES	$488,636	$461,660	$1,384,663	$1,237,602

COST OF SALES	219,650	208,358	617,820	548,705

GROSS PROFIT	268,986	253,302	766,843	688,897

SELLING AND ADMINISTRATIVE EXPENSES	82,773	56,097	193,397	147,421
AMORTIZATION OF INTANGIBLE ASSETS	9,489	11,341	29,764	33,119

INCOME FROM OPERATIONS	176,724	185,864	543,682	508,357

INTEREST EXPENSE—Net	62,469	55,393	189,439	156,754
REFINANCING COSTS	—	—	30,281	—

INCOME BEFORE INCOME TAXES	114,255	130,471	323,962	351,603

INCOME TAX PROVISION	37,600	40,025	105,200	114,500

NET INCOME	$76,655	$90,446	$218,762	$237,103

NET INCOME APPLICABLE TO COMMON STOCK	$38,679	$90,446	$142,656	$233,804

Net earnings per share:
Basic and diluted	$0.71	$1.68	$2.62	$4.34
Cash dividends paid per common share	$—	$—	$12.85	$—

Weighted-average shares outstanding:
Basic and diluted	54,506	53,882	54,470	53,882

TRANSDIGM GROUP INCORPORATED	Table 2
SUPPLEMENTAL INFORMATION—RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED
JUNE 29, 2013 AND JUNE 30, 2012
(Amounts in thousands)
(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net income	$76,655	$90,446	$218,762	$237,103

Adjustments:
Depreciation and amortization expense	16,062	17,616	49,835	50,645
Interest expense, net	62,469	55,393	189,439	156,754
Income tax provision	37,600	40,025	105,200	114,500

EBITDA	192,786	203,480	563,236	559,002

Adjustments:
Acquisition related expenses and adjustments (1)	7,381	7,343	12,556	20,542
Stock option expense(2)	31,718	5,858	45,980	14,393
Refinancing costs(3)	—	—	30,281	—

Gross Adjustments to EBITDA	39,099	13,201	88,817	34,935

EBITDA As Defined	$231,885	$216,681	$652,053	$593,937

EBITDA As Defined, Margin (4)	47.5%	46.9%	47.1%	48.0%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)	Represents debt issue costs expensed in conjunction with the refinancing of our 2010 Credit Facility and 2011 Credit Facility in February 2013.
(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED	Table 3
SUPPLEMENTAL INFORMATION—RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED
JUNE 29, 2013 AND JUNE 30, 2012
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Reported Earnings Per Share
Net income	$76,655	$90,446	$218,762	$237,103
Less: dividends on participating securities	(37,976)	—	(76,106)	(3,299)

Net income applicable to common stock—basic and diluted	$38,679	$90,446	$142,656	$233,804

Weighted-average shares outstanding under the two-class method:

Weighted average common shares outstanding	52,439	51,116	52,147	50,815

Vested options deemed participating securities	2,067	2,766	2,323	3,067

Total shares for basic and diluted earnings per share	54,506	53,882	54,470	53,882

Basic and diluted earnings per share	$0.71	$1.68	$2.62	$4.34

Adjusted Earnings Per Share
Net income	$76,655	$90,446	$218,762	$237,103

Gross adjustments to EBITDA	39,099	13,201	88,817	34,935
Purchase accounting backlog amortization	275	2,227	2,461	8,943
Tax adjustment	(12,910)	(4,707)	(29,641)	(14,289)

Adjusted net income	$103,119	$101,167	$280,399	$266,692

Adjusted diluted earnings per share under the two-class method	$1.89	$1.88	$5.15	$4.95

TRANSDIGM GROUP INCORPORATED	Table 4
SUPPLEMENTAL INFORMATION—RECONCILIATION OF
DILUTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net income	$76,655	$90,446	$218,762	$237,103
Less: dividends on participating securities	(37,976)	—	(76,106)	(3,299)

Net income applicable to common stock—basic and diluted	$38,679	$90,446	$142,656	$233,804

Weighted average common shares outstanding	52,439	51,116	52,147	50,815
Vested options deemed participating securities	2,067	2,766	2,323	3,067

Weighted-average shares outstanding	54,506	53,882	54,470	53,882

Diluted earnings per share	$0.71	$1.68	$2.62	$4.34
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payment	0.70	—	1.40	0.06
Refinancing costs	—	—	0.38	—
Non-cash compensation costs	0.39	0.08	0.57	0.18
Acquisition related expenses	0.09	0.12	0.18	0.37

Adjusted earnings per share	$1.89	$1.88	$5.15	$4.95

SUPPLEMENTAL INFORMATION—RECONCILIATION OF NET CASH	Table 5
PROVIDED BY OPERATING ACTIVITES TO EBITDA, EBITDA AS DEFINED
FOR THE THIRTY-NINE WEEK PERIODS ENDED
JUNE 29, 2013 AND JUNE 30, 2012
(Amounts in thousands)
(Unaudited)

	Thirty-Nine Week Periods Ended
	June 29, 2013	June 30, 2012
Net Cash Provided by Operating Activities	$267,035	$257,823
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	49,671	14,851
Interest expense—net (1)	180,582	147,610
Income tax provision—current	98,424	112,580
Non-cash equity compensation (2)	(45,980)	(14,393)
Excess tax benefit from exercise of stock options	43,785	40,531
Refinancing costs (4)	(30,281)	—

EBITDA	563,236	559,002
Adjustments:
Acquisition related expenses(3)	12,556	20,542
Stock option expense(2)	45,980	14,393
Refinancing costs(4)	30,281	—

EBITDA As Defined	$652,053	$593,937

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments.

(4)	Represents debt issue costs expensed in conjunction with the refinancing of our 2010 Credit Facility and 2011 Credit Facility in February 2013.

TRANSDIGM GROUP INCORPORATED	Table 6
SUPPLEMENTAL INFORMATION—BALANCE SHEET DATA
(Amounts in thousands)
(Unaudited)

	June 29, 2013	September 30, 2012
Cash and cash equivalents	$269,172	$440,524
Trade accounts receivable—Net	287,895	235,783
Inventories—Net	413,950	320,503

Current portion of long-term debt	22,000	20,500
Accounts payable	75,729	74,178
Accrued current liabilities	159,721	139,237

Long-term debt	4,317,000	3,598,625

Total stockholders’ equity	801,726	1,218,834